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                                                                      Exhibit 5


                                                             October 14, 1997




ROCK OF AGES CORPORATION
772 Graniteville Road
Graniteville, Vermont  05654

           Re:      Rock of Ages Corporation
                    Registration Statement on Form S-1
                    ----------------------------------

Ladies and Gentlemen:


     We have acted as special counsel to Rock of Ages Corporation, a Delaware corporation (the "Company"), in connection with the initial public offering by the Company of an aggregate of up to 3,059,518 shares (including 435,000 shares subject to an over-allotment option) (the "Company Shares") and the sale by certain stockholders of the Company (the "Selling Stockholders") of up to 275,482 shares (the "Selling Stockholder Shares" and together with the Company Shares, the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock").


     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").


     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-33685), relating to the Shares, as filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on August 15, 1997, Amendment No. 1 thereto, filed with the Commission on September 24, 1997 and Amendment No.2 thereto, filed with the Securities and Exchange Commission on October 16, 1997 (such Registration Statement, as so amended, being hereinafter referred to as the




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ROCK OF AGES CORPORATION
October 14, 1997
Page 2




"Registration Statement"); (ii) the form of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into among the Company, as issuer, the Selling Stockholders and Raymond, James & Associates, Inc. (the "Underwriter"), filed as an exhibit to the Registration Statement; (iii) the form of a specimen certificate representing the Shares; (iv) the Amended and Restated Certificate of Incorporation of the Company, as presently in effect;
(v) the By-Laws of the Company, as presently in effect; and (vi) certain resolutions adopted by the Board of Directors of the Company and drafts of certain resolutions (the "Draft Resolutions") proposed to be adopted by the Offering Committee appointed by the Board of Directors of the Company (the "Offering Committee") in each case relating to the issuance and sale of the Shares and certain related matters. We have also examined originals and copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate and other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate and other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.



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ROCK OF AGES CORPORATION
October 14, 1997
Page 3




     The opinions expressed herein are limited to the laws of the State of Delaware and to the federal laws of the United States of America to the extent specifically referred to herein.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. When (i) the Registration Statement becomes effective; (ii) the Draft Resolutions have been adopted by the Offering Committee; (iii) the Underwriting Agreement has been duly executed and delivered; and (v) certificates representing the Shares in the form of the specimen certificate examined by us have been duly executed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to and paid for by the Underwriter as contemplated by the Underwriting Agreement, the issuance and sale of the Company Shares will have been duly authorized, validly issued, fully paid and nonassessable.

     2. The Selling Stockholders Shares have been duly authorized and validly issued, and are fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.




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ROCK OF AGES CORPORATION
October 14, 1997
Page 4



     This opinion is furnished by us, as your special counsel, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our prior written permission.

                                    Very truly yours,


                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP